UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 18, 2012
FirstMerit Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	0-10161	34-1339938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (330) 996-6300
                                 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On April 18, 2012, FirstMerit Corporation (the “Corporation”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) for the purposes of: (i) electing twelve directors for a term expiring at the 2013 Annual Meeting of Shareholders; (ii) ratifying the appointment of Ernst & Young LLP as the Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2012; and (iii) approving, on an advisory basis, the compensation of the Corporation's named executive officers. As of the close of business on February 21, 2012, the record date for the Annual Meeting, 109,201,965 common shares of the Corporation were outstanding and entitled to vote. At the Annual Meeting, 97,521,164, or approximately 89%, of the outstanding common shares entitled to vote were represented in person or by proxy.

The results of the voting at the Annual Meeting are as follows:

1.	The twelve nominees for director were elected to serve a one-year term ending at the 2013 Annual Meeting of Shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Steven H. Baer	84,909,474	4,528,328	8,083,362
Karen S. Belden	87,695,041	1,742,761	8,083,362
R. Cary Blair	75,595,042	13,842,760	8,083,362
John C. Blickle	75,655,909	13,781,893	8,083,362
Robert W. Briggs	87,528,748	1,909,054	8,083,362
Richard Colella	87,557,694	1,880,108	8,083,362
Gina D. France	88,029,019	1,408,783	8,083,362
Paul G. Greig	86,225,249	3,212,553	8,083,362
Terry L. Haines	75,644,994	13,792,808	8,083,362
J. Michael Hochschwender	75,964,801	13,473,001	8,083,362
Clifford J. Isroff	75,461,530	13,976,272	8,083,362
Phillip A. Lloyd II	87,593,535	1,844,266	8,083,362

2.	The selection of Ernst & Young LLP as the Corporation's independent registered public accounting firm for the year ending December 31, 2012 was ratified:

Votes For	Votes Against	Abstentions
96,379,054	926,853	215,257

3.	By the following vote, the shareholders did not approve the advisory vote on named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,161,172	47,183,967	1,092,663	8,083,362

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation

By:     /s/ Carlton E. Langer
Name:    Carlton E. Langer
Title:    Senior Vice President and Assistant Secretary

Date: April 23, 2012